EXHIBIT 10.25

                             SECURED PROMISSORY NOTE


                                                             Bay Shore, New York
                                                                   June 30, 2005
$500,000

     FOR VALUE RECEIVED, the Undersigned, WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Maker"), does hereby unconditionally promise to pay to the order of SPOTLESS PLASTICS (USA), INC., a Delaware corporation (the "Payee"), at the principal place of business of Payee presently located at 150 Motor Parkway, Suite 413, Hauppauge, New York 11788, or at such other place as the Payee or any holder hereof may from time to time designate in writing to Maker, in lawful money of the United States and in immediately available funds, the outstanding balance of the Principal Amount (as defined below) from the date of disbursement to and including the date of repayment together with all accrued interest at the rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) plus (ii) one percent (1%). Interest shall be calculated daily, on the basis of the actual number of days elapsed in a 360 day year of twelve 30-day months, and capitalized by the addition of such accrued interest to the Principal Amount outstanding on the first day of each and every month in which any obligation under this Promissory Note (this "Note") is outstanding. For the purposes of this Note, "LIBOR Rate" means a rate per annum (rounded upward if necessary, to the nearest 1/16 of 1%) determined by the Payee (which determination shall be conclusive , absent manifest error) to be equal to the offered rate for 90-day deposits (the "Interest Period") in Dollars in the London Interbank Market at approximately 11:00 a.m. in London, United Kingdom, which appears on the Telerate Page 3750, two (2) banking days prior to the first day of each Interest Period. For the purposes of this Note, Telerate Page 3750 means the display designated as Page 3750 on the Dow Jones Telerate Service, or such other page or display as may be designated by the British Bankers' Association ("BBA") as the information vendor for the purposes of displaying the BBA Interest Settlement Rates for Dollar Deposits.

     The principal amount of indebtedness evidenced hereby (the "Principal Amount") shall be equal to Five Hundred Thousand U.S. Dollars ($500,000).

     1. Payment of this Note. The principal amount of this Note, and all interest accrued thereon from time to time at the rate set forth above, shall be paid in equal consecutive monthly installments of $50,000 or such lesser amount as may be due commencing on July 1, 2007 and continuing until all principal and interest due hereunder has been paid so long as there is no event of default that has occurred or is continuing under the Secured Convertible Term Note, dated as of the date hereof (the "Secured Convertible Note"), dated as of the date hereof, issued by the Maker to Laurus Master Fund, Ltd. ("Laurus"). All payments hereunder shall be in United States Dollars.

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Borrower   may  prepay  at  any  time  and from time to time any or all  amounts then outstanding under this Note without penalty.

     2. Events of Default. "Event of Default" shall mean one or more of the following:

     (a) failure by Maker to pay the Principal Amount as and when due or any failure by Maker to pay all interest due and payable thereon within five (5) days after such payment is due; or

     (b) Maker defaults, beyond any applicable grace period, in any other indebtedness for borrowed money prior to maturity (unless cured or waived by the payees of such indebtedness); or

     (c) a court of competent jurisdiction enters a decree or order in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appoints a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of Maker, which decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

     (d) Maker consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

     (e) Maker admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

     (f) a final judgment, decree or order for the payment of money in excess of $100,000 shall be rendered against Maker or any of its subsidiaries, and the same shall not be paid, bonded or discharged or execution thereon stayed pending appeal within sixty (60) days after such stay shall expire.

     If any of the Events of Default specified in Sections 2(a) or (b) hereof occur, the Payee may, subject to the terms of the subordination agreement dated on or about the date hereof (the "Subordination Agreement") by and between Payee and Laurus and provided that there has not occurred and remain continuing any Event of Default under the Secured Convertible Note, at its discretion and in addition to any right, power or remedy permitted by law or equity or herein granted, demand the immediate repayment of the Principal Amount and all interest accrued thereon. If any of the Events of Default specified in Section 2(c), (d) or (e) hereof occur, the Principal Amount then outstanding and all accrued interest thereon shall automatically, subject to the terms of the Subordination Agreement, become and be immediately due and payable, without any

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declaration  or  other  act  on  the part of the Payee.  The Payee, by notice to the Maker, may rescind any acceleration and its consequences if all existing Events of Defaults have been cured or waived.

     This Note is secured by, and entitled to the benefits of, the Security Agreement, dated as of the date hereof, by and between Maker and Payee and subject to the terms and provisions of the Subordination Agreement (collectively, the "Security Documents"). Reference is made to the Security Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

     3. Miscellaneous.

     (a) Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent.

     (b) All payments to be made to the Payee under this Note shall be made into such account or accounts as the Payee may from time to time specify for that purpose.

     (c) The provisions of this Note may only be changed, modified or terminated by the agreement in writing signed by the party to be charged and Laurus Master Fund, Ltd. Any waiver given by Payee under this Note shall only apply to the specific instance for which it is given.

     (d) This Note shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss. 5-1402).

     (e) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

     (f) This Note may be sold, assigned, transferred, negotiated, granted participations in or otherwise disposed of by Payee without the prior written consent of Maker. This Note may not be amended except by an agreement in writing signed by Payee and Maker. Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and assigns.



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IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first written above.


                                   Windswept Environmental Group, Inc.



                                   By:   /s/ Michael O'Reilly
                                      -----------------------------------------
                                   Name:  Michael O'Reilly
                                   Title: President